UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

UCP, Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0978085
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6489 Camden Avenue, Suite 204 San Jose, California	95120
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of Class A Common Stock, par value $0.01 per share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-187735 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Class A common stock, par value $0.01 per share of UCP, Inc. (the “Registrant”), set forth under the caption “Description of Capital Stock” in the prospectus forming part of the Registrant’s registration statement on Form S-1 (File No. 333-187735), originally filed with the Securities and Exchange Commission (the “Commission”) on April 4, 2013 as thereafter amended (the “Registration Statement”), is incorporated herein by reference. The prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on July 11, 2013.

UCP, Inc.

By:	/s/ Dustin L. Bogue
Dustin L. Bogue
Chief Executive Officer
President and Director

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